Exhibit 10.4

TOPS HOLDING II CORPORATION AMENDED 2007 STOCK INCENTIVE PLAN

(i)

(ii)

ARTICLE I

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest and long-term success of Tops Holding II Corporation, a Delaware corporation (the “Company”), by authorizing the Committee to grant Options to Eligible Employees and Directors in order to (1) attract and retain Eligible Employees and Directors, (2) provide an additional incentive to each Eligible Employee or Director to work to increase the value of the Stock and (3) provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders. This Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the 1933 Act, and the Company intends that this Plan be interpreted in accordance with that intent.

ARTICLE II

DEFINITIONS

Section 2.1 Affiliate – means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

Section 2.2 Beneficial Owner or Beneficial Ownership – has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

Section 2.3 Board – means the Board of Directors of the Company.

Section 2.4 Change Effective Date – means the date which includes the “closing” of the transaction which makes a Change of Control effective.

Section 2.5 Change of Control – means that any of the following events has occurred with respect to the Company, and the effective date of the Change of Control shall be as of the first day that any one or more of the following events shall have been fully and unconditionally effected:

(1)	Any Person, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) a Permitted Transferee becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s Voting Securities.

(2)

After the date this Plan becomes effective, the Company consummates a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(3)	The Company consummates a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets;

(4)	The Morgan Stanley Investors (as defined in the Shareholders’ Agreement (as defined below)), or any one of them, Transfer(s) a number of shares of Stock equal to eighty percent (80%) multiplied by the aggregate number of shares of Stock then owned by the Morgan Stanley Investors, to any Person(s) other than a Permitted Transferee(s) (as defined in the Shareholders’ Agreement); or

(5)	Any other condition or event (i) that the Committee determines to be a “Change of Control” within the meaning of this Section 2.5 and (ii) that is set forth as a supplement to this Section 2.5 in an Option Agreement.

(6)	Notwithstanding the foregoing, a “Change of Control” shall not include any acquisition of securities or voting power directly from the Company through a Public Offering.

Section 2.6 Code – means the Internal Revenue Code of 1986, as amended.

Section 2.7 Committee – means a committee of the Board, each member of which shall be appointed by and shall serve at the pleasure of the Board or, if no such Committee is appointed, the Board as a whole.

Section 2.8 Company – means Tops Holding II Corporation and any successor to Tops Holding II Corporation.

Section 2.9 Credit Agreements – means, together (i) the First Lien Credit Agreement, dated as of December 1, 2007, among HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent, the Company, Hank Acquisition Company, LLC, Tops Markets, LLC, the several banks and other financial institutions or entities from time to time party thereto and HSBC Securities (USA) Inc., as Sole Lead Arranger and Sole Bookrunner, and (ii) the Second Lien Credit Agreement, dated as of December 1, 2007, among the Company, Hank Acquisition Company, LLC, Tops Markets, LLC, the several banks and other financial institutions or entities from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent, and HSBC Securities (USA) Inc., as Sole Lead Arranger and Sole Bookrunner, in each case, as such agreement may be amended, modified, extended, refinanced or replaced from time to time.

Section 2.10 Director – means any member of the Board.

Section 2.11 Eligible Employee – means an employee, consultant or independent contractor of the Company or any Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

Section 2.12 Fair Market Value – means, on any given date, the current fair market value of a share of Stock, as determined pursuant to (1) or (2) below as applicable:

(1)	if the Stock is not publicly traded, the price that the Committee acting in good faith determines through any reasonable valuation method which satisfies the requirements of Section 409A of the Code for which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, or

(2)	if the Stock is publicly traded, the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, such closing price as so reported for the immediately preceding business day on which the Stock is traded.

Section 2.13 1933 Act – means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Section 2.14 1934 Act – means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Section 2.15 Option – means an option that is granted under Article VII.

Section 2.16 Option Agreement – means an agreement (whether in electronic or written form) that sets forth the terms and conditions of an Option granted under this Plan.

Section 2.17 Option Price – means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

Section 2.18 Permitted Transferee – means, with respect to an Eligible Employee, (i) a spouse, sibling or any lineal descendant (including adopted children), or (ii) any trust, partnership or limited liability company established solely for the benefit of the Eligible Employee and/or that of his spouse or lineal descendants (including adopted children) or for estate planning purposes provided such family trust, partnership or limited liability company remains under the control of such Eligible Employee.

Section 2.19 Person – means any natural person and any company, government or political subdivision, agency or instrumentality of a government; provided, that if two or more Persons act as a partnership, limited partnership, joint venture, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, joint venture, syndicate or group shall be deemed to be a single Person for purposes of this Plan.

Section 2.20 Plan – means this Tops Holding II Corporation Amended 2007 Stock Incentive Plan as effective as of the date described in Article IV and as amended, restated or otherwise supplemented from time to time thereafter.

Section 2.21 Public Offering – means the sale, in a public offering registered under the 1933 Act, of Stock, or of any other security of the Company which is substituted for Stock under Article XI.

Section 2.22 Rule 16b-3 – means Rule 16b-3 of Section 16(b) of the 1934 Act, or any successor to such rule.

Section 2.23 Stock – means the common stock of the Company, par value $0.001 per share.

Section 2.24 Subsidiary – means a corporation that is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

Section 2.25 Voting Securities – means the Company’s then outstanding securities that are entitled to vote generally in the election of Directors.

ARTICLE III

STOCK

Section 3.1 Shares Reserved. There shall (subject to Article XI) be reserved for issuance under this Plan 13,600 shares of Stock, which shall be the maximum number of shares issuable under this Plan. The Committee may determine, in its discretion, any limits on the maximum number of Options that may be granted under this Plan to any individual in any calendar year.

Section 3.2 Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. All shares of Stock described in Section 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option, and any such shares of Stock that are issued pursuant to an Option and that are forfeited thereafter shall again become available for issuance under this Plan.

Section 3.3 Use of Proceeds. The proceeds that the Company receives from the exercise of any Option under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

ARTICLE IV

EFFECTIVE DATE

The effective date of this Plan shall be the date of its adoption by the Board contingent on approval by the stockholders of the Company. Any Option granted before such stockholder approval automatically shall be granted subject to such approval.

ARTICLE V

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Article XI, Article XII and Article XIII of this Plan and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other Person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute a counterpart signature page to the Shareholders’ Agreement, dated as of May 15, 2013, among the Company and its shareholders named therein (as amended from time-to-time, the “Shareholders’ Agreement”) and/or an agreement that makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

ARTICLE VI

ELIGIBILITY

All Eligible Employees and Directors shall be eligible for the grant of Options under this Plan.

ARTICLE VII

OPTIONS

Section 7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase Stock, but the Committee shall not, absent the approval of a majority of the Company’s Voting Securities, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Agreement, and each Option Agreement shall set forth the terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

Section 7.2 Option Price. The Option Price for each share of Stock subject to an Option may be greater than or equal to the Fair Market Value of a share of Stock on the date an Option is granted.

Section 7.3 Payment. The Option Price for the portion of the Option being exercised shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check, or through any cashless exercise procedure that is acceptable to the Committee, or in any combination of such forms of payment.

Section 7.4 Exercise.

(1)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement.

(2)	Termination of Status as Eligible Employee or Director. Subject to this Section 7.3, an Option Agreement may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability. In the case of a consultant or an independent contractor, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide services to the Company or its Subsidiaries. An Option Agreement may provide for the repurchase of shares of Stock following termination of employment at the discretion of the Committee; provided, however, that in no event shall any such repurchase be made at a time when it would be prohibited by the Credit Agreements, or either of them.

(3)	Restrictions Imposed on Stock. As a condition precedent to the Company’s obligation to issue Stock upon exercise by an Eligible Employee of the Option, the Eligible Employee shall have agreed to be bound by and to comply with the provisions of the Shareholders’ Agreement, to the extent then in effect.

ARTICLE VIII

NON-TRANSFERABILITY

No Option shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option shall (absent the Committee’s consent) be exercisable during a Eligible Employee’s or Director’s lifetime only by such Eligible Employee or Director or his or her legal representative in the event of his or her incapacity. The Person or Persons to whom an Option is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

ARTICLE IX

SECURITIES COMPLIANCE

Section 9.1 Stock Held for Investment. As a condition to the receipt of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the shares of Stock transferred upon the exercise of an Option may at the discretion of the Company bear a legend to the effect that such shares of Stock have not been registered under the 1933 Act or any applicable state securities law and that such shares of Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such shares of Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

Section 9.2 Cooperation. All shares of Stock delivered to any Eligible Employee or Director under this Plan shall be delivered subject to the condition that such Person (or such Person’s successor in interest) cooperate to the extent reasonably necessary and customary for stockholders in like circumstances to effect a Public Offering if a majority of the Board approves a Public Offering, and if any such Person (or such Person’s successor in interest) fails to do so, the Company shall have the right to cancel the shares of Stock held by such Person (or such Person’s successor in interest) in exchange for a payment to such Person (or such Person’s successor in interest) equal to the then Fair Market Value of such Stock, or, if less, the price paid for such Stock.

ARTICLE X

LIFE OF PLAN

No Option shall be granted under this Plan on or after the earlier of the tenth anniversary of the effective date of this Plan (as determined under Article IV) or a Change of Control, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable.

ARTICLE XI

ADJUSTMENT

Section 11.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1, the grant cap described in Section 3.1, the number, kind or class (or any combination thereof) of shares of Stock subject to Options and the Option Price of such shares of Stock shall be adjusted by the Committee in an equitable manner to preserve immediately after any corporate transaction, equity restructuring or change in the capitalization of the Company, including, but not limited to, mergers, spin offs or stock splits, the aggregate intrinsic value of each such outstanding Option immediately before such corporate transaction, equity restructuring or change in the capitalization of the Company.

Section 11.2 Corporate Transactions. Subject to this Article XI, the Committee shall have the authority to make any Option grants to effect the assumption of, or the substitution for, options previously made by any other corporation or entity to the extent that such substitution or assumption of such options is required pursuant to a corporate transaction involving such other corporation or entity.

Section 11.3 Fractional Shares of Stock. If any adjustment under this Article XI would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, such fractional share of Stock shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options shall be rounded to the closest whole number or the Fair Market Value of the fractional share shall be paid to the individual in cash, as determined by the Committee. An adjustment made under this Article XI by the Committee shall be conclusive and binding on all affected Persons.

ARTICLE XII

CHANGE OF CONTROL

Section 12.1 Change of Control.

(1)	If there is a Change of Control, then as of the Change Effective Date for such Change of Control, any and all conditions to the exercise of all outstanding Options automatically shall be deemed 100% satisfied as of such Change Effective Date.

(2)	If there is a Change of Control, then the Board shall have the discretion either (i) to cancel Options after providing each Eligible Employee and Director a reasonable period (which period shall not be more than seven (7) calendar days) to elect to exercise his or her Options as of the Change Effective Date or (ii) in the event of a Change in Control under the terms of which the stockholders of the Company will receive a cash payment for each share of Stock surrendered in such Change in Control, to provide that all outstanding Options shall terminate as of the Change Effective Date and that each holder of an Option shall receive a cash payment in exchange for the cancellation of the Option (in accordance with Section 12.2 below); provided, however, that in the event that the consideration paid in exchange for shares of Stock in connection with any Change of Control includes any securities, then the Board shall have the discretion to provide that each holder of an Option shall receive the consideration set forth in Section 12.3 below (subject to the provisions thereof) in lieu of such cash payment in exchange for the cancellation of the Option.

Section 12.2 Amount of Cashout Payment. If the Board provides for a cash payment to holders of unexercised Options pursuant to Section 12.1(2)(ii), then with respect to each share of Stock subject to the unexercised Option, such cash payment shall equal the amount, if any, by which the payment for each share of Stock surrendered in the Change of Control exceeds the Option Price for such share of Stock (subject to adjustments as determined by the Board in good faith) (the “Cashout Amount”).

Section 12.3 Other Consideration. If the Board provides that each holder of an Option shall receive consideration other than cash in accordance with the proviso set forth in Section 12.1(2)(ii), then with respect to each share of Stock subject to the unexercised Option, the holder of the Option shall be entitled to receive securities issued in the applicable Change of Control transaction having a value, determined in good faith by the Board, equal to the Cashout Amount . Notwithstanding the foregoing, if the receipt of such securities would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any holder of an Option of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the 1933 Act, the Board will use reasonable efforts to cause such requirements to be complied with to the extent necessary to permit such holder to receive such securities, it being understood and agreed that the Board will not be under any obligation to effect a registration of such securities under the 1933 Act (or any similar statute). In furtherance of the foregoing, any such holder of an Option shall, at the request of the Board, execute such documents and instruments, and take such other actions (including appointing a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D)) reasonably acceptable to the Board as may be reasonably necessary for such requirements to be complied with. Notwithstanding the foregoing, any holder of an Option with respect to which such requirements cannot be complied with will receive, with respect to each share of Stock subject to the unexercised Option, the Cashout Amount in lieu of any securities in connection with the cancellation of any Option pursuant to Section 12.1(2)(ii).

ARTICLE XIII

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that (a) no amendment shall be made absent the approval of a majority of the Voting Securities of the Company to the extent such approval is required under applicable law or the rules of any securities exchange or market on which shares of Stock are then listed and (b) no amendment shall be made to Article XII on or after the date of any Change of Control that might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Board shall not have the right unilaterally to modify, amend or cancel any Option made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation; provided, that such consent is not required for the adjustment or cancellation of an Option pursuant to the provisions of Article XI or XII, or for an amendment or modification of an Option to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Option for the Company; or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11.2 or Article XII.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Governing Law; Limitations on Liability. This Plan and the Options shall be governed by the laws of the State of Delaware without reference to conflict of law principles. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOST

OPPORTUNITY, OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES.

Section 14.2 Compliance with Code. The Company intends that this Plan meet the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder (the “Requirements”) and be operated in accordance with such Requirements so that benefits under this Plan shall not be included in income under Section 409A of the Code. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 14.2. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

Section 14.3 Parachute Payments.

(1)

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by an Eligible Employee or Director with the Company or any Affiliate (an “Other Agreement”), except an agreement, contract, or understanding entered into on or about the effective date hereof or hereafter entered into that expressly modifies or excludes application of this paragraph, and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Eligible Employee or Director (including groups or classes of participants or beneficiaries of which the Eligible Employee or Director is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Eligible Employee or Director (a “Benefit Arrangement”), if the Eligible Employee or Director is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options held by such Eligible Employee or Director and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (or, to the extent that all outstanding Options are cancelled as a part of a transaction which constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company (each as described in Section 280G of the Code), shall be forfeited as of the effective date of such transaction): (1) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Eligible Employee or Director under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Eligible Employee or Director under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (a “Parachute Payment”) and (2) if, after paying the excise tax imposed by Section 4999 of the Code, the aggregate after-tax amounts received by the

Eligible Employee or Director under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Eligible Employee or Director without causing any such payment or benefit to be considered a Parachute Payment.

(2)	Section 14.3(1) shall not apply if (1) the Eligible Employee or Director waives his right to any vesting, payment or benefit under one or more Other Agreements or Benefit Arrangements and (2) as a result of such waiver, the Eligible Employee or Director, taking into account all rights, payments, or benefits to or for the Eligible Employee or Director remains entitled under this Plan, all Other Agreements, and all Benefit Arrangements, is not entitled to a Parachute Payment.

Section 14.4 Stockholder Rights. No Eligible Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option pending the actual issuance of the shares of Stock subject to such Option to such Eligible Employee or Director.

Section 14.5 No Contract of Employment. The grant of an Option to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Agreement.

Section 14.6 Withholding. Each Option shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option issued in the name of the Eligible Employee or Director; provided, that no withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements to the extent deemed necessary by the Committee to avoid adverse accounting consequences to the Company.

Section 14.7 Construction. All references to sections are to sections of this Plan unless otherwise indicated. Each term set forth in Article II shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise specifically provided in an Option Agreement, if there is any conflict between the terms of this Plan and the terms of any Option Agreement, the terms of this Plan shall control.

Section 14.8 Other Conditions. Each Option Agreement may require that an Eligible Employee or a Director (as a condition to the exercise of an Option) enter into any agreement (which may be the Stockholders’ Agreement) or make such representations as may be required by the Committee, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or provides for the repurchase of such Stock by the Company.

Section 14.9 Rule 16b-3. The Committee shall have the right to amend any Option to withhold or otherwise restrict the transfer of any shares of Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

Section 14.10 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director that expressly provides for the acceleration in vesting of an outstanding Option or for the extension of the deadline to exercise any rights under an outstanding Option, any such acceleration or extension shall (to the extent such acceleration or extension is consistent with Section 14.2) be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option was granted.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

TOPS HOLDING II CORPORATION

By:
Frank Curci
President

Date: May 15, 2013